UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2006

AGILE SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27071	77-0397905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6373 San Ignacio Avenue

San Jose, California 95119-1200

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 284-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On February 23, 2006, Agile issued a press release regarding the Company’s estimated financial results for its fiscal quarter ended January 31, 2006. The full text of the Company’s press release is attached hereto as Exhibit 99.1.

The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

The Company includes in the press release certain non-GAAP financial measures, including non-GAAP net loss and non-GAAP net loss per share. As required by Regulation G, the press release contains a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures, as well as a discussion of managements uses of, and rationale for presenting, the non-GAAP financial measures.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description
99.1	Press release dated February 23, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2006	AGILE SOFTWARE CORPORATION

	By:	/s/ Carolyn V. Aver
Carolyn V. Aver,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated February 23, 2006